UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2008 (June 30, 2008)
FRANKLIN BANK CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32859 (Commission File Number)	11-3626383 (I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 680	Houston, Texas 77042

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 339-8900
Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets
     Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
          The Nasdaq Hearings Panel (the “Panel”) has determined to grant the request of Franklin Bank Corp. (“Franklin”) for continued listing of Franklin’s common stock on The Nasdaq Stock Market provided that Franklin files its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Form 10-K”) and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (the “Form 10-Q”) on or before September 15, 2008. The Panel reserved the right to reconsider its decision based on any event, condition, or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of Franklin’s common stock on The Nasdaq Stock Market inadvisable or unwarranted.
          The staff of The American Stock Exchange (“AMEX”) has approved Franklin’s amended compliance plan to bring Franklin into compliance with the AMEX Company Guide by September 15, 2008 (the “Amended Plan”). Subject to Franklin complying with and making progress under the Amended Plan, AMEX has granted Franklin an extension until September 15, 2008 to file the Form 10-K and the
Form 10-Q. The staff of AMEX will review Franklin periodically for compliance with the Amended Plan. Provided that Franklin complies with the Amended Plan and makes progress under it, AMEX will continue to list Franklin’s Series A Non-Cumulative Prepetual Preferred Stock until September 15, 2008.
          Franklin issued a press release disclosing the foregoing on June 30, 2008, a copy of which is attached hereto as Exhibit 99.1.
Section 8 – Other Events
     Item 8.01 Other Events.
     On June 30, 2008, Franklin issued a press release announcing that Andy Black, the President and Chief Operating Officer of Franklin’s subsidiary, Franklin Bank, S.S.B. (the “Bank”), has been appointed to serve as interim Chief Executive Officer of the Bank. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Section 9 – Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
     99.1 Press Release of Franklin Bank Corp., dated June 30, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.
Dated: June 30, 2008	By:	/s/ Alan E. Master
Alan E. Master
President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Franklin Bank Corp., dated June 30, 2008